SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of

                    the Securities Exchange Act of 1934

                             February 23, 2001
              Date of Report (Date of earliest event reported)


                               TELETRAC, INC.
           (Exact name of Registrant as specified in its charter)


Delaware                        333-35021                   48-1172403
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State of Incorporation)      (Commission File No.)        (IRS Employer
                                                          Identification No.)



3220 Executive Ridge, Suite 100
Vista, California                                                92083
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number               (760) 597-0510
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
ITEM 5.  OTHER EVENTS.

     On February 23, 2001, Teletrac, Inc. (the "Company"), Trafficmaster plc ("Trafficmaster"), TT Merger Sub, Inc. ("Merger Sub") and Steven D. Scheiwe, as Stockholder Representative, entered into an Agreement and Plan of Merger (the "Merger Agreement") pertaining to the proposed acquisition of the Company by Trafficmaster through the merger of Merger Sub, a wholly-owned subsidiary of Trafficmaster, with and into the Company (the "Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is specifically incorporated herein by reference, and the description herein of such Merger Agreement is qualified in its entirety by reference to such Merger Agreement.

     The Merger and the Merger Agreement have been approved by the Company's Board of Directors and by the written consent of the holders of a majority of the Company's common stock.

     In connection with the Merger, the holders of record as of February 14, 2001 of an aggregate of approximately $12,625,000 of the Company's 9% Notes Due 2004 (the "Notes") (a) consented to the Merger and (b) waived (i) any rights such holder of Notes may have under Section 4.14 of the Indenture, dated as of September 29, 1999 between the Company and HSBC Bank USA, as Trustee (the "Indenture") governing the terms of the Notes, including the right to receive notice of a Change of Control (as defined in the Indenture) and to require the Company to repurchase the Notes held by such holder or any of them, including any Notes such holder may acquire in the future, in connection with the Merger; (ii) any events of noncompliance or default under the Indenture that would occur as a result of the Company's failure to satisfy the covenants set forth in Section 4.14 of the Indenture in connection with the Merger; and (iii) any events of noncompliance or default under the Indenture that would occur as a result of the Company's failure to satisfy the conditions set forth in Section 5.01(iv) of the Indenture in connection with the Merger. Such holders also consented to and approved the adoption of a supplemental indenture (the "Supplemental Indenture") by the Indenture Trustee amending certain provisions of the Indenture that would: (a) allow the Company to repay loans that may be made to it by Trafficmaster, even if such loans are expressly subordinated to the Notes; (b) remove the requirement that the Company obtain an opinion as to the fairness to the Company of Affiliate Transactions (as defined in the Indenture) involving aggregate consideration exceeding $5 million; and (c) expand the business activities in which the Company can engage to include, in addition to the activities listed in Section 4.17 of the Indenture, other telematic services.

     The form of the Supplemental Indenture described above is attached hereto as Exhibit 4.1 and specifically incorporated herein by reference, and the description herein of such Supplemental Indenture is qualified in its entirety by reference to such Supplemental Indenture.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

Exhibit 2.1 --    Agreement  and Plan of Merger,  dated as of February  23,
                  2001, by and among Teletrac,  Inc., Trafficmaster plc, TT
                  Merger Sub,  Inc. and Steven D. Scheiwe,  as  Stockholder
                  Representative.

Exhibit 4.1 --    Form of Supplemental Indenture between Teletrac, Inc. and
                  HSBC Bank USA.
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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 6, 2001                   TELETRAC, INC.



                                        By: /s/ Steven D. Scheiwe
                                           ---------------------------
                                           Name:   Steven D. Scheiwe
                                           Title:  Chief Executive Officer
                                                   and General Counsel

                               EXHIBIT INDEX

Exhibit           Description
-------           -----------

Exhibit 2.1 --    Agreement  and Plan of Merger,  dated as of February  23,
                  2001, by and among Teletrac,  Inc., Trafficmaster plc, TT
                  Merger Sub,  Inc. and Steven D. Scheiwe,  as  Stockholder
                  Representative.

Exhibit 4.1 --    Form of Supplemental Indenture between Teletrac, Inc. and
                  HSBC Bank USA.